EXHIBIT 99.1

                                                         FINANCIAL DYNAMICS
                                                         BUSINESS COMMUNICATIONS


                 FOR:      TARRANT APPAREL GROUP

             CONTACT:      Corazon Reyes
                           Chief Financial Officer
                           (323) 780-8250

                           Investor Relations:
                           Melissa Myron/Lila Sharifian
                           (212) 850-5600


NOT FOR IMMEDIATE RELEASE

              TARRANT APPAREL GROUP ANNOUNCES THIRD QUARTER RESULTS

         LOS ANGELES, CA - NOVEMBER 15, 2004 - TARRANT APPAREL GROUP (NASDAQ:TAGS), a leading provider of private label and private brand casual apparel, today announced financial results for the third quarter ended September 30, 2004.

THIRD QUARTER RESULTS

         In line with previously announced expectations, net sales for the quarter were $38.1 million compared to $96.4 million in the same period last year. Gross profit was $4.1 million versus $11.5 million in the comparable period last year, primarily due to the decline in sales and lower margins.

         Selling, general and administrative expenses decreased 25.0% to $7.6 million from $10.1 million in the year-ago period, as a result of reduced overhead costs. Net loss was $4.0 million, or $0.14 per diluted share, based on
28.8 million weighted average diluted shares outstanding. The loss is attributable to the decrease in sales and lower margins. In the third quarter of 2003, net income was $139,000, or $0.01 per diluted share, based on 18.8 million weighted average diluted shares outstanding.

         Barry Aved, President and CEO of Tarrant Apparel Group, commented, "As we said in early October, lackluster back-to-school selling, internal challenges faced by certain large customers, and congestion in the West Coast ports impacted our third quarter results. While we are disappointed in our sales and gross margin performance for the quarter, we're pleased to see that our efforts to streamline our operations and reduce costs resulted in achieving a 25% improvement in SG&A expenses."

         Mr. Aved continued, "We are pleased with the continuing success of our Private Brand collections. We are gaining recognition for our product development, design, and marketing capabilities, which has enabled us to strengthen our relationships with both Sears and K-Mart. As retailers continue to seek ways to differentiate their assortments from the competition, we are demonstrating our ability to serve existing retail customers and attract new customers. We have launched a new initiative with Maurices' to design and market a jeanswear collection which we anticipate seeing the benefits of in 2005. American Rag Cie continues to grow through our exclusive distribution agreement with Federated Department Stores, Gear 7 will be shipped to all K-Mart stores in early 2005. In addition, we have shipped our first tests of our large sized apparel line Alain Weiz to our strategic partner, Dillard's, Inc., where we will exclusively launch in 150 stores for Spring. While these initiatives are not benefiting current results, we believe we have positive momentum as we approach 2005."

NINE MONTH RESULTS

         Net sales for the nine-month period were $118.7 million compared to $253.4 million in year-ago period. Gross profit was $16.9 million versus $19.9 million last year. Net loss was $75.6 million, or $2.63 per diluted share, based on 28.7 million weighted average diluted shares outstanding. In the comparable period last year, net loss was $36.3 million, or $2.12 per diluted share, based on 17.1 million weighted average diluted shares outstanding.

COMPANY OUTLOOK

         As previously announced, the Company expects a continuation of third quarter trends for the remainder of the year. The Company reiterates its projection of fourth quarter sales between $40 million and $45 million and net loss between $23.1 million and $22.1 million, which includes a non-cash charge of approximately $22.6 million related to the reclassification of foreign currency translation adjustments presently recorded on the balance sheet as a reduction of stockholder's equity. This implies full year sales in the range of $157 million to $162 million and net loss in the range of $97.9 million to $98.9 million. Anticipated full year results include a non-cash charge of $64.3 million recorded in the second quarter of 2004, which is a portion of a $78 million asset impairment charge resulting from an appraisal of fixed assets in Mexico. Excluding both non-cash charges, the Company anticipates generating a net loss of $(500,000) to net income $500,000 for the 2004 fourth quarter and a net loss of $11 million to $12 million for fiscal 2004.

         For fiscal 2005, the Company reiterates its previously announced expectations. Based in part upon a much more active first quarter than historical levels, the Company anticipates sales in the range of approximately $220 million to $240 million and net income of approximately $7 million to $11 million. This outlook contemplates revenue from Private Brands to more than double 2004 levels and to be in the range of approximately $55 million to $65 million as well as from Private Label to be in the range of approximately $165 million to $175 million.


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


         Mr. Aved concluded, "We're taking the steps necessary for us to be successful for the long term. We've reduced our SG&A while remaining aggressive with our design and product development. We're focused on improving our top line and on expanding the Private Brands business to drive future earnings growth."

CONFERENCE CALL

         Tarrant Apparel Group will host a conference call on November 15, 2004 at 10:00 a.m. Eastern Time that may be accessed via the Internet at: www.tags.com or by dialing 785-832-0326. Additionally, a replay of the call will be available through November 22, 2004 and can be accessed by dialing 402-530-9025.

         Tarrant Apparel Group serves specialty retailers, mass merchants, national department stores, and branded wholesalers by designing, merchandising, contracting for the manufacture of, and selling casual and well-priced apparel for women, men, and children.

FORWARD LOOKING STATEMENTS:

         Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward looking statements in this news release include the anticipated consummation of the sale transaction in the second half of 2004 and the Company's return to profitability. Factors which could cause actual results to differ materially from these forward-looking statements include satisfaction of conditions to closing of the sale transaction, including conditions that are outside of the parties' control such as approval of the transaction by Mexican antitrust authorities. There can be no assurance that these conditions will be satisfied or that the sale transaction will be consummated. Additional risks that may impact these forward looking statements include a softening of retailer or consumer acceptance of the Company's products, pricing pressures and other competitive factors, or the unanticipated loss of a major customer. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PRO FORMA FINANCIAL INFORMATION

         Tarrant Apparel Group has prepared adjusted net income (loss) data applicable to 2004 to supplement its estimated results determined under applicable generally accepted accounting principles (GAAP). The adjusted amounts are not meant as a substitute for GAAP, but are included solely for informational purposes. The adjusted data has been adjusted for two items that the Company believes to be one-time charges as described above.


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


         The following table illustrates the adjustments to estimated net loss described in this press release and reconciles the adjusted data to the estimated net loss determined in accordance with GAAP:

                                      THREE MONTHS ENDED         YEAR ENDED
                                      DECEMBER 31, 2004      DECEMBER 31, 2004
                                      ------------------    -------------------
                                                     (in millions)
Estimated net income (loss) after
     income taxes ..................   $ (23.1)   $ (22.1)   $ (98.9)   $ (97.9)
Add back impairment of assets
     charge net of minority
     interest (a) ..................       --         --        64.3       64.3
Add back foreign currency
     translation adjustment (b) ....      22.6       22.6       22.6       22.6
                                       -------    -------    -------    -------
Adjusted estimated net income (loss)   $  (0.5)   $   0.5    $ (12.0)   $ (11.0)
                                       =======    =======    =======    =======

----------
(a) Represents the Company's portion of a $78 million charge incurred in the 2004 second quarter for impairment of assets resulting from an appraisal of the Company's fixed assets in Mexico.
(b) Represents a charge expected to be incurred in the fourth quarter, resulting from a reclassification of foreign currency translation adjustments presently recorded on the balance sheet as a reduction of stockholders' equity. This reclassification and charge will occur upon the substantial liquidation of the Company's Mexico subsidiaries following the previously announced sale of the Company's fixed assets in Mexico.



                               {tables to follow}


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


                              TARRANT APPAREL GROUP
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                      September 30, December 31,
                                                           2004         2003
                                                         ---------    ---------
                                                        (Unaudited)

ASSETS
Current assets:
     Cash and cash equivalents .......................   $   1,769    $   3,320
     Restricted Cash .................................        --          2,760
     Accounts receivable, net ........................      40,007       57,166
     Due from related parties ........................      10,494       18,056
     Inventory .......................................      13,546       23,251
     Temporary quota .................................       1,307         --
     Prepaid expenses and other receivables ..........       1,607        1,776
     Income tax receivable ...........................         277          278
                                                         ---------    ---------

     Total current assets ............................      69,007      106,607
                                                         ---------    ---------


Property and equipment, net ..........................       2,060      135,646
Assets held for sale .................................      42,186         --
Other assets .........................................       2,761        2,269
Excess of cost over fair value of net assets
   acquired ..........................................       8,583        8,583
                                                         ---------    ---------

     Total assets ....................................     124,597      253,105
                                                         =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short term bank borrowings ......................      27,586       29,293
     Accounts payable ................................      18,284       23,515
     Accrued expenses ................................      10,838       11,194
     Income taxes ....................................      17,537       16,498
     Due to related parties ..........................         275        5,419
     Due to shareholders .............................        --              1
     Current portion of long-term debt ...............      16,561       38,705
                                                         ---------    ---------

     Total current liabilities .......................      91,081      124,625
                                                         ---------    ---------

Long-term obligations ................................          44          588
Long term deferred tax liabilities ...................         243          275


Minority interest in UAV .............................         138        5,142
Minority interest in Tarrant Mexico ..................        --         14,766

Commitments and contingencies

Shareholders' equity:
     Preferred stock, 2,000,000 shares authorized;
        no shares issued and outstanding .............        --           --
     Warrants to purchase common stock ...............       1,843        1,799
     Common stock, no par value, 100,000,000 shares
        authorized: 28,814,763 shares (2004) and
        27,614,763 shares (2003) issued and
        outstanding ..................................      11,515      107,891
     Contributed capital .............................       1,667        1,506
     Retained earnings ...............................     (54,571)      20,988
     Notes receivable from officer/shareholder .......      (4,776)      (4,796)
     Accumulated other comprehensive loss ............     (22,587)     (19,679)
                                                         ---------    ---------

     Total shareholders' equity ......................      33,091      107,709
                                                         =========    =========

     Total liabilities and shareholders' equity ......   $ 124,597    $ 253,105
                                                         =========    =========


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


                              TARRANT APPAREL GROUP
                      CONSOLIDATED STATEMENTS OF OPERATION
                        (in thousands, except share data)


                                            Three Months Ended              Nine Months Ended
                                              September 30,                    September 30,
                                       ----------------------------    ----------------------------
                                           2004            2003           2004             2003
                                       ------------    ------------    ------------    ------------
                                       (Unaudited)     (Unaudited)      (Unaudited)     (Unaudited)

Net sales ..........................   $     38,103    $     96,458    $    118,746    $    253,388
Cost of sales ......................         33,968          84,944         101,846         233,505
                                       ------------    ------------    ------------    ------------

Gross profit .......................          4,135          11,514          16,900          19,883
Selling and distribution expenses ..          2,081           2,879           7,110           8,723
General and administrative expenses           5,495           7,187          25,564          23,113
Impairment of assets ...............           --              --            77,982          22,276
                                       ------------    ------------    ------------    ------------

Income (loss) from operations ......         (3,441)          1,448         (93,756)        (34,229)
Interest expense ...................           (700)         (1,591)         (2,194)         (4,510)
Interest income ....................             94              88             281             263
Other income (expense) .............             64             401           5,953             353
Minority interest income (expense) .            180             283          15,197           3,777
                                       ------------    ------------    ------------    ------------

Income (loss) before provision for
   income taxes ....................         (3,803)            629         (74,519)        (34,346)
Provision (benefit) for income taxes            216             490           1,040           1,965
                                       ------------    ------------    ------------    ------------

Net income (loss) ..................   $     (4,019)   $        139    $    (75,559)   $    (36,311)
                                       ============    ============    ============    ============

Net income (loss) per share:
   Basic ...........................   $      (0.14)   $       0.01    $      (2.63)   $      (2.12)
                                       ============    ============    ============    ============

   Diluted .........................   $      (0.14)   $       0.01    $      (2.63)   $      (2.12)
                                       ============    ============    ============    ============


Weighted average common and common
   equivalent shares:
   Basic ...........................     28,814,763      18,765,425      28,705,274      17,144,611
                                       ============    ============    ============    ============

   Diluted .........................     28,814,763      18,767,701      28,705,274      17,144,611
                                       ============    ============    ============    ============


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